Exhibit 99.1

Exa Reports Fourth Quarter and Fiscal 2013 Financial Results

Fiscal 2013 revenue increases 6% from fiscal 2012 and 10% on a constant currency basis

Burlington, Mass., March 27, 2013 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the fourth quarter and fiscal 2013, which ended January 31, 2013.

“Revenue of $13.1 million in the fourth quarter was level with the fourth quarter last year,” said Stephen Remondi, President and Chief Executive Officer of Exa. “Customers slowed their discretionary spending slightly more than we had anticipated at the end of the calendar year, resulting in revenue that was at the lower end of our guidance for the fourth quarter. With expenses that were higher than projected, primarily due to shifts in the timing of expenses, we produced a net loss of ($0.3) million, or ($0.03) per share, which corresponds to a non-GAAP net loss of ($0.1) million, or ($0.01) per average weighted share. Over the course of the year, we made significant investments in expanding our sales and field engineering teams to pursue and generate new business in the broader ground transportation and closely adjacent markets. While these investments did not yield the level of return we expected in the fiscal year in terms of revenue growth, we firmly believe that these additional investments position us strongly to improve revenue growth in fiscal 2014 and beyond.

“Looking to fiscal 2014, the expected return of customer spending in the new calendar year appears to be materializing. We saw strong renewal activity among our top customers late in our fourth quarter, and have significantly added to our total customer count. This combined with the highly visible nature of our license model, adds to our confidence in our ability to reaccelerate revenue growth in fiscal 2014. We are focused on generating the return on the investments we made in fiscal year 2013. Our customers continue to recognize significant value from our technology, and we believe we remain firmly positioned to deliver healthy growth over the longer-term.”

Fourth Quarter Fiscal 2013 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2013, which ended January 31, 2013, was $13.1 million, compared to $13.2 million in the comparable period in fiscal 2012.
•	Revenue in the fourth quarter grew by 1% on a constant currency basis, compared with the corresponding period in fiscal 2012.
•	License revenue for the fourth quarter of fiscal 2013 was $10.6 million, a 5% increase from the comparable period in fiscal 2012 and 7% on a constant currency basis.
•	Project revenue was $2.5 million for the fourth quarter of fiscal 2013, compared to $3.1 million in the comparable period in fiscal 2012.

Profitability

•	GAAP loss from operations was ($0.2) million in the fourth quarter of fiscal 2013, compared to income from operations of $0.2 million in the comparable period in fiscal 2012, due primarily to planned increases in research and development expenditures, sales and marketing headcount, as well as public company costs.
•	Non-GAAP income from operations was $0.1 million in the fourth quarter of fiscal 2013, compared to $0.5 million in the comparable period in fiscal 2012.
•	Adjusted EBITDA was $0.7 million in the fourth quarter of fiscal 2013, compared to $1.1 million in the comparable period in fiscal 2012.
•	GAAP net loss was ($0.3) million in the fourth quarter of fiscal 2013, compared to GAAP net income of $11.9 million for the comparable period in fiscal 2012 which included a release of our valuation allowance. GAAP net loss per share was ($0.03), based on 13.3 million weighted average shares outstanding, compared to GAAP net income per share of $1.14 for the comparable period in fiscal 2012, based on 10.4 million diluted weighted average shares outstanding.
•	Non-GAAP net loss was ($0.1) million, or ($0.01) per diluted share in the fourth quarter of fiscal 2013, compared to net income of $12.1 million, or $1.16 per diluted share, in the fourth quarter of fiscal 2012.

Full Year Fiscal 2013 Financial Highlights

Revenue

•	Total revenue for the full fiscal year 2013, which ended January 31, 2013, was $48.9 million, an increase of 6% from fiscal 2012.
•	Revenue in fiscal 2013 grew by 10% on a constant currency basis, compared with fiscal 2012.
•	License revenue for fiscal 2013 was $41.2 million, an increase of 6% from fiscal 2012 and 9% on a constant currency basis.
•	Project revenue was $7.7 million for fiscal 2013, an increase of 8% from fiscal 2012 and 12% on a constant currency basis.

Profitability

•	GAAP income from operations was $2.0 million in fiscal 2013, compared to $5.0 million in fiscal 2012, due primarily to planned increases in research and development expenditures, sales and marketing headcount, as well as public company costs.
•	Non-GAAP income from operations was $3.3 million in fiscal 2013, compared to $5.7 million in fiscal 2012.
•	Adjusted EBITDA was $4.9 million in fiscal 2013, compared to $7.2 million in fiscal 2012.
•	GAAP net income was $0.8 million in fiscal 2013, compared to $14.1 million in fiscal 2012. GAAP net income per share was $0.06 in fiscal 2013, based on 12.9 million diluted weighted average shares outstanding, compared to $1.37 in fiscal 2012, based on 10.3 million diluted weighted average shares outstanding.
•	Non-GAAP net income was $1.6 million, or $0.13 per diluted share, in fiscal 2013, compared to $14.6 million, or $1.41 per diluted share, in fiscal 2012.

Balance Sheet

•	The company had $30.7 million in cash and cash equivalents at January 31, 2013, compared to $36.6 million at October 31, 2012. This expected decrease in cash and equivalents was primarily due to a reduction in working capital, consistent with typical patterns of strong cash collections early in the calendar year followed by the recognition of deferred revenue throughout the year.

Business Outlook

Based on information available as of March 27, 2013, Exa is issuing guidance for the first quarter and full year fiscal 2014 as follows:

First Quarter Fiscal 2014:

•	Total revenue is expected to be in the range of $12.1 million to $12.5 million, an increase of 7% to 11% compared to the year ago period or 10% to 14% on a constant currency basis.

•	GAAP net loss is expected to be in the range of ($0.7) million to ($0.9) million.

•	Non-GAAP net loss is expected to be in the range of ($0.4) million to ($0.6) million.

•	Adjusted EBITDA is expected to be in the range of ($0.2) million to $0.1 million.

•	Basic share count for the first quarter is estimated to be 13.3 million shares.

•	Diluted share count for the first quarter is estimated to be 14.6 million shares.

Full Year Fiscal 2014:

•	Total revenue is expected to be in the range of $55.0 million to $58.0 million, an increase of 12% to 19% compared to the prior year or 14% to 20% on a constant currency basis.

•	GAAP net (loss) income is expected to be in the range of ($0.3) million to $0.5 million.

•	Non-GAAP net income is expected to be in the range of $0.7 million to $1.5 million.

•	Adjusted EBITDA is expected to be in the range of $5.0 million to $6.5 million.

•	Basic share count for the full year is estimated to be 13.5 million shares.

•	Diluted share count for the full year is estimated to be 14.8 million shares.

The above guidance assumes an exchange rate of 1.3 US dollars per Euro and 95.0 Japanese yen per US dollar for the balance of fiscal year 2014.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP income (loss) from operations and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s fourth quarter and fiscal 2013 financial results conference call
When:	Wednesday, March 27, 2013
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 23400566, Domestic
(404) 537-3406, Passcode 23400566, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash share-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Our simulation solutions enable our customers to gain crucial insights about design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, our customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA®, PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: AGCO, BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended October 31, 2012, and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	January 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$30,716	$11,468
Accounts receivable	27,840	19,205
Deferred tax assets	970	225
Prepaid expenses and other current assets	1,938	1,314

Total current assets	61,464	32,212
Property and equipment, net	6,176	3,364
Intangible assets, net	3,096	3,479
Deferred tax assets	12,274	12,252
Other assets	1,060	3,259

Total assets	$84,070	$54,566

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,743	$2,507
Accrued expenses	7,284	8,712
Line of credit	—	7,000
Current portion of long-term debt, net of discount (1)	1,747	795
Current portion of deferred revenue	26,013	28,394
Current maturities of capital lease obligation	2,051	823

Total current liabilities	38,838	48,231
Long-term debt, net of current portion and discount (1)	5,024	3,221
Preferred stock warrant liability	—	1,552
Deferred revenue	128	207
Capital lease obligations	2,818	1,285
Other long-term liabilities	1,009	1,262
Deferred rent	1,482	1,753

Total liabilities	49,299	57,511

Commitments and contingencies
Convertible preferred stock, $0.001 par value; 5,000,000 and 77,835,000 shares authorized, respectively; 0 and 55,383,239 shares issued and outstanding, respectively	—	32,678

Stockholders’ equity (deficit):
Common stock, $0.001 par value; 195,000,000 and 92,165,000 shares authorized, respectively; 13,319,715 and 529,630 shares issued, respectively; 13,287,213 and 497,128 shares outstanding, respectively	13	1
Additional paid-in capital	83,786	14,204
Accumulated deficit	(49,012)	(49,775)
Treasury stock (32,502 common shares, at cost)	—	—
Accumulated other comprehensive loss	(16)	(53)

Total stockholders’ equity (deficit)	34,771	(35,623)

Total liabilities and stockholders’ equity (deficit)	$84,070	$54,566

(1) Includes amounts due to a related party, as follows:
	January 31,
	2013	2012
Current portion of long-term debt	$274	$227
Long-term debt, net of current portion	$499	$722

EXA CORPORATION

Consolidated Statements of Operations and Statements of Comprehensive (Loss) Income

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
Revenue:
License revenue	$10,606	$10,084	$41,151	$38,754
Project revenue	2,523	3,125	7,717	7,176

Total revenues	13,129	13,209	48,868	45,930
Operating expenses (1):
Cost of revenues	4,175	3,590	14,154	12,075
Sales and marketing	2,277	2,308	7,115	6,233
Research and development	4,277	4,029	16,687	14,449
General and administrative (2)	2,591	3,110	8,952	8,138

Total operating expenses	13,320	13,037	46,908	40,895

(Loss) income from operations	(191)	172	1,960	5,035

Other expense, net:
Foreign exchange (loss) gain	(194)	217	17	(106)
Interest expense, net	(408)	(487)	(1,631)	(1,284)
Other income (expense), net	16	11	529	(213)

Total other expense, net	(586)	(259)	(1,085)	(1,603)

(Loss) income before income taxes	(777)	(87)	875	3,432
Benefit (provision) for income taxes	437	11,981	(112)	10,706

Net (loss) income	$(340)	$11,894	$763	$14,138

Net (loss) income per share:
Basic	$(0.03)	$23.97	$0.10	$28.63
Diluted	$(0.03)	$1.14	$0.06	$1.37
Weighted average shares outstanding used in computing (loss) income per share:
Basic	13,276,463	496,147	7,929,364	493,763
Diluted	13,276,463	10,420,780	12,896,487	10,324,811

Comprehensive (loss) income:
Net (loss) income	$(340)	$11,894	$763	$14,138
Foreign currency translation adjustments	24	211	37	(111)

Comprehensive (loss) income	$(316)	$12,105	$800	$14,027

(1) Includes stock-based compensation expense as follows:
	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
Cost of revenues	29	28	111	79
Sales and marketing	48	48	190	119
Research and development	75	83	308	227
General and administrative	62	91	315	211

Total	$214	$250	$924	$636

(2) Includes amortization expense related to intangible assets as follows:
	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
General and administrative	91	65	383	65

Total	$91	$65	$383	$65

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Years Ended January 31,
	2013	2012
Cash flows (used in) provided by operating activities:
Net income	$763	$14,138
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,009	1,502
Stock-based compensation expense	924	636
Deferred rent expense	(148)	(232)
Non-cash interest	579	404
Mark-to-market adjustment of preferred stock warrant liability	(228)	503
Mark-to-market adjustment of equity participation right	(276)	(276)
Deferred income taxes	(767)	(12,254)
Net change in operating assets and liabilities:
Accounts receivable	(8,648)	4,186
Prepaid expenses and other current assets	(728)	(721)
Other assets	2,117	(2,355)
Accounts payable	(773)	1,910
Accrued expenses	(1,609)	(232)
Other liabilities	(65)	488
Deferred revenue	(2,575)	1,336

Net cash (used in) provided by operating activities	(9,425)	9,033

Cash flows used in investing activities:
Purchases of property and equipment	(419)	(120)
Acquisitions	—	(3,543)

Net cash used in investing activities	(419)	(3,663)

Cash flows provided by (used in) financing activities:
Net (decrease) increase in line of credit	(7,000)	4,005
Proceeds from borrowings under long-term debt	3,500	—
Proceeds from stock option and warrant exercises	92	37
Payments of long-term debt	(1,135)	—
Payments of capital lease obligations	(1,060)	(598)
Proceeds from initial public offering, net of $4,174 issuance costs	34,576	—
Payment of debt and line of credit issuance costs	(100)	(111)

Net cash provided by financing activities	28,873	3,333

Effect of exchange rate changes on cash	219	(15)

Net increase in cash and cash equivalents	19,248	8,688
Cash and cash equivalents, beginning of period	11,468	2,780

Cash and cash equivalents, end of period	$30,716	$11,468

Supplemental cash flow disclosures:
Cash paid for interest	$1,036	$868
Cash paid for income taxes	$1,609	$739
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital lease	$3,821	$2,443
Conversion of preferred stock into common stock	$32,685	$—
Conversion of preferred stock warrants into common stock warrants	$1,324	$—

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:
	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
Net (loss) income	$(340)	$11,894	$763	$14,138
Depreciation and amortization	688	643	2,009	1,502
Interest expense, net	408	487	1,631	1,284
Other (income) expense, net	(16)	(11)	(529)	213
Foreign exchange loss (gain)	194	(217)	(17)	106
(Benefit) provision for income taxes	(437)	(11,981)	112	(10,706)

EBITDA	497	815	3,969	6,537
Add back:
Stock-based compensation expense	214	250	924	636

Adjusted EBITDA	$711	$1,065	$4,893	$7,173

Non-GAAP operating income:
	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
Operating (loss) income	$(191)	$172	$1,960	$5,035
Add back:
Stock-based compensation expense	$214	$250	924	636
Amortization of acquired intangible assets	91	65	383	65

Non-GAAP operating income	$114	$487	$3,267	$5,736

Non-GAAP net (loss) income:
	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
Net (loss) income	$(340)	$11,894	$763	$14,138
Add back:
Stock-based compensation expense	214	250	924	636
Amortization of acquired intangible assets	91	65	383	65
Income tax effect (1)	(106)	(109)	(454)	(244)

Non-GAAP net (loss) income	$(141)	$12,100	$1,616	$14,595

Non-GAAP net (loss) income, per diluted share:
	Three Months Ended January 31,		Years Ended January 31,
	2013	2012	2013	2012
Net (loss) income	$(0.03)	$1.14	$0.06	$1.37
Add back:
Stock-based compensation expense	0.02	0.02	0.07	0.06
Amortization of acquired intangible assets	0.01	0.01	0.03	0.01
Income tax effect (1)	(0.01)	(0.01)	(0.04)	(0.02)

Non-GAAP net (loss) income, per diluted share (2)(3):	$(0.01)	$1.16	$0.13	$1.41

(1)	The tax effect of non-cash stock based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Share amounts utilized on a diluted basis were approximately 13.3 million and 10.4 million for the three months ended January 31, 2013 and 2012, respectively, and 12.9 million and 10.3 million for the fiscal years ended January 31, 2013 and 2012, respectively.

(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:
(in millions)	Three Months Ended April 30, 2013	Year Ended January 31, 2014
Net (loss) income	$(0.7)-(0.9)	$(0.3)-0.5
Depreciation and amortization	0.7	3.0
Interest expense, net	0.4	1.5
Other (income) expense, net	0	0
Foreign exchange (gain) loss	0	0
Provision (benefit) for income taxes	(0.6)-(0.7)	(0.3)-0.4

EBITDA	(0.2)-(0.5)	3.9-5.4
Stock-based compensation expense	0.4	1.1

Adjusted EBITDA	$(0.2)-0.1	$5.0-6.5

Non-GAAP net (loss) income:

(in millions)	Three Months Ended April 30, 2013	Year Ended January 31, 2014
Net (loss) income	$(0.7)-(0.9)	$(0.3)-0.5
Add back:
Stock-based compensation expense	0.4	1.1
Non-cash amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.1)	(0.5)

Non-GAAP net (loss) income	$(0.4)-(0.6)	$0.7-1.5

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.